UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2010

TITAN OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-153762 (Commission File Number)	26-2780766 (IRS Employer Identification No.)

7251 West Lake Mead Boulevard
Suite 300
Las Vegas, Nevada 89128
 (Address of Principal Executive Offices, Zip Code)

702-562-4315
(Registrant's Telephone Number, Including Area Code)

Not Applicable
-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 1, 2010 the Board of Directors of Titan Oil & Gas, Inc. (the “Company”) elected Mr. Jack Adams a Director of the Company.

Mr. Adams, age 43, is an experienced industry professional with a wide range of experience including environmental technology, field geology, and surveying.  From 2008 to present, he has worked as a technical representative for Ranger Survey Systems in Calgary, Alberta.  From 2007 to 2008 he was a project manager for Adler Environmental Solutions and from 1996 to 2006 he owned a computer business.  He obtained a Bachelor of Science degree in geology from Brandon University in 2002 and an Oceanological Engineering Degree for far Eastern University in Vladivostok, Russia in 1991.

Item 8.01 Other Events.

On August 3, 2010 the Company adopted its 2010 Stock Option Plan (“the 2010 Plan”).  The 2010 Plan provides for the granting of up to 5,000,000 stock options to key employees, directors and consultants, of common shares of the Company.  Under the 2010 Plan, the granting of stock options, exercise prices and terms are determined by the Company's Option Committee, a committee designated to administer the 2010 Plan by the Board of Directors.  Options granted are not to exceed terms beyond five years.  No stock options have been granted under the 2010 Plan.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.                      Description

4.1	Titan Oil & Gas, Inc. 2010 Stock Option Plan

4.2	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN OIL & GAS, INC.

By: /s/ Depinder Grewal
Name:  Depinder Grewal
                         Title: President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary

Date:  August 5, 2010